UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2020 (April 17, 2020)

ARCONIC CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-39162	84-2745636
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Isabella Street, Suite 400
Pittsburgh, Pennsylvania	15212
(Address of principal executive offices)	(Zip Code)

(412) 992-2500
(Registrant’s telephone number, including area code)
________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ARNC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 17, 2020, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Arconic Corporation (the “Company”) approved forms of award agreements (the “Award Agreements”) to be used for restricted share units (both time and performance-based) and special retention awards to employees and officers under the Arconic Corporation 2020 Stock Incentive Plan (the “2020 Plan”).
The forms of Award Agreements include provisions that provide that the awards are subject to forfeiture if the employee’s employment terminates during the three-year vesting period (or, if later, prior to the certification of the performance goals by the Committee in the case of a performance-based restricted share unit), for any reason other than death or disability, and change in control of the Company or, as applicable, the employee’s termination within 24 months thereafter. Additional exceptions to the continued employment requirement apply, for restricted share units, upon the employee’s retirement and, potentially, upon a termination due to a business divestiture, and for special retention awards, upon involuntary termination without cause. Until the awards vest, they confer no voting rights. Dividends will not be paid on restricted share units, but the Board may authorize that dividend equivalents be accrued and paid on restricted share units upon vesting. Dividend equivalents will accrue on special retention awards, unless the Committee determines that no dividend equivalents may be accrued or paid.
The foregoing is only a summary of certain terms and conditions of the Award Agreements and is qualified in its entirety by reference to such forms, copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
On April 17, 2020, the Committee approved grants of restricted share units (both time and performance-based) to the Company’s executive officers, including Timothy D. Myers and Erick R. Asmussen. Messrs. Myers and Asmussen were awarded 317,846 and 70,222 time-based restricted share units, respectively. The target number of the performance-based restricted share units granted to Messrs. Myers and Asmussen was 136,220 and 30,096, respectively. The time-based restricted share units vest in full on the third anniversary of the date of grant. The final number of shares earned pursuant to the performance-based restricted share units will be based on Arconic’s achievement of adjusted EBITDA, pre-tax return on net assets percentage, and free cash flow targets over a three-year performance period.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
10.1	Form of Restricted Share Unit Award Agreement Pursuant to the Arconic Corporation 2020 Stock Incentive Plan
10.2	Form of Special Retention Award Agreement Pursuant to the Arconic Corporation 2020 Stock Incentive Plan

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 23, 2020	ARCONIC CORPORATION

	By:	/s/ Diana C. Toman
Name: Diana C. Toman Title: Executive Vice President, Chief Legal Officer and Secretary